                                                                      Exhibit 13

                     First SunAmerica Life Insurance Company

                          FS Variable Separate Account

    (Portion Relating to the FS Diversified Strategies III Variable Annuity)

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


STANDARDIZED PERFORMANCE SINCE SEPARATE ACCOUNT INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

     P (1 + T) /(n)/ = ERV

     P = a hypothetical initial purchase payment of $1,000

     T = average annual total return for the period in question

     n = number of years

     ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I. FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Diversified Strategies III Variable Annuity): STANDARDIZED 1-YEAR RETURNS

   CALCULATION OF ANNUAL RETURN

   Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

   Annual Return = (Fund Value / 1000) - 1

   UNIT VALUES - (not applicable)



                   Capital       Alliance       Global     MFS Mid-Cap
                 Appreciation     Growth       Equities      Growth       Technology *
                 ------------   -----------   ----------   -----------   --------------
Fund Value            $787.69       $775.16      $735.69       $691.06              N/A
One Year Yield        -21.23%       -22.48%      -26.43%       -30.89%              N/A
Period Years             1.00          1.00         1.00          1.00             1.00

                  Flexible
                   Income                      Growth &                  International
                 Portfolio *      Growth *     Income *      Income *       Growth *
                 ------------   -----------   ----------   -----------   --------------
Fund Value                N/A           N/A          N/A           N/A              N/A
One Year Yield            N/A           N/A          N/A           N/A              N/A
Period Years             1.00          1.00         1.00          1.00             1.00

                    U.S.          WM West         Van
                 Government        Coast       Kampen LIT,
                 Securities *     Equity *     Comstock *
                 ------------   -----------   -----------
Fund Value                N/A           N/A          N/A
One Year Yield            N/A           N/A          N/A
Period Years             1.00          1.00         1.00


                                 Conservative    Conservative
                   Balanced       Balanced         Growth         Equity
                  Portfolio *     Portfolio *     Portfolio *     Income *
                 -------------   ------------   -------------   -----------
Fund Value
One Year Yield            N/A            N/A             N/A           N/A
Period Years              N/A            N/A             N/A           N/A
                         1.00           1.00            1.00          1.00

                   Mid Cap      Short Term      Small Cap       Strategic
                   Stock *        Income *        Stock *        Growth *
                 -------------  -------------   -------------   -----------
Fund Value                N/A            N/A             N/A           N/A
One Year Yield            N/A            N/A             N/A           N/A
Period Years             1.00           1.00            1.00          1.00


* Standardized 1-year returns for these portfolios are not available because funds were not accepted into the separate account until 2002.

II. FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Diversified Strategies III Variable Annuity): STANDARDIZED 5-YEAR RETURNS

      CALCULATION OF ANNUAL RETURN

      Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

      Annual Return = (Fund Value / 1000) /(1/5)/ - 1

      UNIT VALUES - (Not applicable)

                   Capital        Alliance      Global     MFS Mid-Cap
                 Appreciation      Growth      Equities      Growth *     Technology *
                 ------------   -----------   ----------   -----------   --------------
Fund Value          $1,898.09     $1,684.58    $1,145.23           N/A              N/A
One Year Yield         13.67%        10.99%         2.75%          N/A              N/A
Period Years             5.00          5.00         5.00          5.00             5.00

                  Flexible
                   Income                      Growth &                  International
                 Portfolio *      Growth *     Income *      Income *       Growth *
                 ------------   -----------   ----------   -----------   --------------
Fund Value                N/A           N/A          N/A           N/A              N/A
One Year Yield            N/A           N/A          N/A           N/A              N/A
Period Years             5.00          5.00         5.00          5.00             5.00

                     U.S.         WM West        Van
                  Government       Coast      Kampen LIT,
                 Securities *     Equity *     Comstock *
                 ------------   -----------   -----------
Fund Value                N/A           N/A          N/A
One Year Yield            N/A           N/A          N/A
Period Years             5.00          5.00         5.00



                                Conservative    Conservative
                   Balanced       Balanced         Growth          Equity
                  Portfolio *    Portfolio *     Portfolio *       Income *
                 -------------  -------------   -------------   -----------
Fund Value                 N/A            N/A             N/A           N/A
One Year Yield             N/A            N/A             N/A           N/A
Period Years              5.00           5.00            5.00          5.00

                    Mid Cap      Short Term       Small Cap      Strategic
                    Stock *        Income *         Stock *       Growth *
                 -------------  -------------   -------------   -----------
Fund Value                 N/A            N/A             N/A           N/A
One Year Yield             N/A            N/A             N/A           N/A
Period Years              5.00           5.00            5.00          5.00

* Standardized 5-year returns are not available because funds were not accepted into the separate account until 2002.

III. FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Diversified Strategies III Variable Annuity): STANDARDIZED LIFETIME RETURNS

       Fund Value = 1000 (31-December-99 Unit Value / Inception Date Unit Value)

       Annual Return = (Fund Value / 1000) /(1/period)/ - 1


                   Capital       Alliance       Global     MFS Mid-Cap
                 Appreciation     Growth       Equities      Growth       Technology
                 ------------   -----------   ----------   -----------   --------------
Fund Value          $2,941.64     $2,798.70    $1,438.56     $1,099.70          $434.62
Annualized Yield
Since Inception         17.37%        16.50%        5.65%         4.41%          -58.51%
Period Years             6.74          6.74         6.61          2.20             0.95

                  Flexible
                   Income                      Growth &                  International
                 Portfolio *      Growth *      Income *     Income *       Growth *
                 ------------   -----------   ----------   -----------   --------------
Fund Value                N/A           N/A          N/A           N/A              N/A
Annualized Yield
Since Inception           N/A           N/A          N/A           N/A              N/A
Period Years              N/A           N/A          N/A           N/A              N/A

                      U.S.        WM West        Van
                  Government       Coast      Kampen LIT,
                 Securities *     Equity *     Comstock *
                 ------------   -----------   -----------
Fund Value                N/A           N/A           N/A
Annualized Yield
Since Inception           N/A           N/A           N/A
Period Years              N/A           N/A           N/A

                                Conservative    Conservative
                   Balanced       Balanced         Growth         Equity
                  Portfolio *    Portfolio *     Portfolio *      Income *
                 -------------  -------------   -------------   -----------
Fund Value                 N/A            N/A             N/A           N/A
Annualized Yield
Since Inception            N/A            N/A             N/A           N/A
Period Years               N/A            N/A             N/A           N/A


                   Mid Cap       Short Term       Small Cap      Strategic
                    Stock *        Income *        Stock *        Growth *
                 -------------  -------------   -------------   -----------
Fund Value                 N/A            N/A             N/A           N/A
Annualized Yield
Since Inception            N/A            N/A             N/A           N/A
Period Years               N/A            N/A             N/A           N/A


* Standardized lifetime returns for these portfolios are not available because funds were not accepted into the separate account until 2002.

III.   CALCULATION OF ANNUAL RETURN

       UNIT VALUES:


                   Capital        Alliance      Global     MFS Mid-Cap
                 Appreciation      Growth      Equities      Growth        Technology
                 ------------   -----------   ----------   -----------   --------------
Inception Dates      04/06/95      04/06/95     05/22/95      10/19/99         01/19/01
Inception Date
Unit Value              10.00         10.00        10.00         10.00            10.00
12/31/01               $29.42        $27.99       $14.39        $11.00            $4.35

                  Flexible
                   Income                      Growth &                  International
                 Portfolio *     Growth *      Income *      Income *       Growth *
                 ------------   -----------   ----------   -----------   --------------
Inception Dates           N/A           N/A          N/A           N/A              N/A
Inception Date
Unit Value                N/A           N/A          N/A           N/A              N/A
12/31/01                  N/A           N/A          N/A           N/A              N/A

                    U.S.          WM West        Van
                 Government        Coast      Kampen LIT,
                 Securities *     Equity *    Comstock *
                 ------------   -----------   -----------
Inception Dates           N/A           N/A          N/A
Inception Date
Unit Value                N/A           N/A          N/A
12/31/01                  N/A           N/A          N/A


                                Conservative    Conservative
                   Balanced       Balanced         Growth         Equity
                  Portfolio *    Portfolio *     Portfolio *      Income *
                 -------------  -------------   -------------   -----------
Inception Dates            N/A            N/A             N/A           N/A
Inception Date
Unit Value                 N/A            N/A             N/A           N/A
12/31/01                   N/A            N/A             N/A           N/A

                   Mid Cap       Short Term      Small Cap
                    Stock *        Income *        Stock *       Growth *
                 -------------  -------------   -------------   -----------
Inception Dates            N/A            N/A             N/A           N/A
Inception Date
Unit Value                 N/A            N/A             N/A           N/A
12/31/01                   N/A            N/A             N/A           N/A